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                                                                     Exhibit 5.1
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
                                        WILSON SONSINI GOODRICH & ROSATI
                                            PROFESSIONAL CORPORATION

                                               650 PAGE MILL ROAD
PALO ALTO, CALIFORNIA                     PALO ALTO, CALIFORNIA 94304-1050                 JOHN ARNOT WILSON
KIRKLAND, WASHINGTON             TELEPHONE 650-493-9300   FACSIMILE 650-493-6811                RETIRED
   AUSTIN, TEXAS                                 WWW.WSGR.COM
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                               November __, 1999


Rudolph Technologies, Inc.
One Rudolph Road
Flanders, NJ 07836

     Re:  Registration Statement on Form S-1

Ladies and Gentlemen:

          We have examined the Registration Statement on Form S-1 filed by you with the Securities and Exchange Commission on September 9, 1999 (Registration No. 333-86821), including all amendments thereto through the date hereof (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of up to 5,520,000 shares of your Common Stock (the "Shares"), including an option granted to the underwriters to purchase up to an additional 720,000 shares to cover over-allotments. We understand that you are selling the Shares to the underwriters for resale to the public as described in the Registration Statement. As your legal counsel, we have examined the proceedings taken, and are familiar with the proceedings proposed to be taken, by you in connection with the sale and issuance of the Shares.

          It is our opinion that, upon completion of the proceedings being taken or proposed to be taken by us, as your legal counsel, prior to the issuance of the Shares, the Shares will be legally issued, fully paid and non-assessable when sold in the manner described in the Registration Statement.

          We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.


                                    Very truly yours,

                                    WILSON SONSINI GOODRICH & ROSATI
                                    Professional Corporation